As filed with the Securities and Exchange Commission on February 2, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REPUBLIC AIRWAYS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	4512	06-1449146
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8909 Purdue Road, Suite 300

Indianapolis, IN 46268

(317) 484-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Bryan K. Bedford

Chairman, Chief Executive Officer and President

Republic Airways Holdings Inc.

8909 Purdue Road, Suite 300

Indianapolis, IN 46268

(317) 484-6000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

James D. Tussing, Esq. Gregg J. Berman, Esq. Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103 (212) 318-3000 Facsimile: (212) 318-3400	Stephen A. Greene, Esq. Cahill Gordon & Reindel llp 80 Pine Street New York, NY 10005 (212) 701-3000 Facsimile: (212) 269-5420

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

                If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐

                If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒  333-122033

                If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common Stock, $.001 par value	6,900,000 shares	$12.50	$86,250,000	$10,152

(1)          Includes 900,000 shares of Common Stock subject to the underwriters’ over-allotment option.

(2)          Based on the public offering price.

(3)          This Registration Statement relates to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-122033) (the “Prior Registration Statement”), which was declared effective on February 1, 2005.  In accordance with Rule 462(b) of the Securities and Exchange Commission’s Rules and Regulations under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price of securities eligible to be sold under the Prior Registration Statement ($77,912,500) is carried forward to this Registration Statement, and an additional amount of securities, having a proposed maximum aggregate offering price of $14,375,000 is registered hereby, which amount is less than 20% of the maximum aggregate offering price of the securities eligible to be sold under the Prior Registration Statement.

(4)          $981 is paid pursuant to this Registration Statement. The remaining $9,171 is carried forward from the Prior Registration Statement, for which a filing fee in such amount was paid at the time of registration.

In accordance with Rule 462(b) of the Securities and Exchange Commission’s Rules and Regulations under the Securities Act of 1933, as amended, this Registration Statement incorporates by reference the Registrant’s Registration Statement on Form S-1 (Registration No. 333-122033) to which this Registration Statement relates.

SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on February 1, 2005.

Republic Airways Holdings Inc.

By:		/s/ BRYAN K. BEDFORD
	Name:	Bryan K. Bedford
	Title:	Chairman of the Board, Chief Executive Officer and President

                Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ BRYAN K. BEDFORD	Chairman of the Board, Chief Executive Officer and	February 1, 2005
Bryan K. Bedford	President (Principal Executive Officer)

/s/ ROBERT H. COOPER	Executive Vice President and Chief Financial Officer	February 1, 2005
Robert H. Cooper	(Principal Financial and Accounting Officer)

*	Director	February 1, 2005
Arthur H. Amron

*	Director	February 1, 2005
Charles E. Davidson

*	Director	February 1, 2005
Joseph M. Jacobs

*	Director	February 1, 2005
Douglas J. Lambert

*	Director	February 1, 2005
Jay L. Maymudes

*	Director	February 1, 2005
Lawrence J. Cohen

*	Director	February 1, 2005
Mark E. Landesman

*	Director	February 1, 2005
Mark L. Plaumann

*By:	/S/ ROBERT H. COOPER
*Robert H. Cooper
Attorney-In-Fact

EXHIBITS

                The following is a complete list of Exhibits filed as part of this Registration Statement, which are incorporated herein.

Exhibit No.	Description

1.1**	Form of Purchase Agreement.
3.1	Amended and Restated Certificate of Incorporation.(i)
3.2	Amended and Restated Bylaws.(i)
4.1	Specimen Stock Certificate.(i)
5.1	Opinion of Fulbright & Jaworski L.L.P.
10.1	2002 Equity Incentive Plan.(i)
10.2	Form of Option Agreement for Non-Employee Directors.(i)
10.3	Form of Option Agreement for Officers.(i)
10.3(a)	Stock Option Agreement Pursuant to the Republic Airways Holdings Inc. 2002 Equity Incentive Plan, by and between Republic Airways Holdings Inc. and Bryan K. Bedford, dated as of December 27, 2004.(v)
10.3(b)	Stock Option Agreement Pursuant to the Republic Airways Holdings Inc. 2002 Equity Incentive Plan, by and between Republic Airways Holdings Inc. and Bryan K. Bedford, dated as of December 27, 2004.(v)
10.3(c)	Stock Option Agreement Pursuant to the Republic Airways Holdings Inc. 2002 Equity Incentive Plan, by and between Republic Airways Holdings Inc. and Robert Hal Cooper, dated as of December 27, 2004.(v)
10.3(d)	Stock Option Agreement Pursuant to the Republic Airways Holdings Inc. 2002 Equity Incentive Plan, by and between Republic Airways Holdings Inc. and Robert Hal Cooper, dated as of December 27, 2004.(v)
10.3(e)	Stock Option Agreement Pursuant to the Republic Airways Holdings Inc. 2002 Equity Incentive Plan, by and between Republic Airways Holdings Inc. and Wayne C. Heller, dated as of December 27, 2004.(v)
10.3(f)	Stock Option Agreement Pursuant to the Republic Airways Holdings Inc. 2002 Equity Incentive Plan, by and between Republic Airways Holdings Inc. and Wayne C. Heller, dated as of December 27, 2004.(v)
10.4†	Amended and Restated Regional Jet Air Services Agreement, dated as of June 12, 2002, by and between AMR Corporation and Chautauqua Airlines, Inc.(i)
10.4(a)	Letter Agreement between AMR Corporation and Chautauqua Airlines, Inc. dated July 30, 2002.(i)
10.4(b)†	Side Letter Agreement, dated as of March 26, 2003, by and between AMR Corporation and Chautauqua Airlines, Inc.(i)
10.4(c)†	Amendment to Amended and Restated Air Services Agreement, by and between AMR Corporation and Chautauqua Airlines, Inc., dated as of October 28, 2003.(i)
10.5	Office Lease Agreement, by and between College Park Plaza, LLC and Republic Airways Holdings Inc., dated as of April 23, 2004.(i)
10.6†	Chautauqua Jet Service Agreement, by and between US Airways, Inc. and Chautauqua Airlines, Inc., dated as of March 19, 1999.(i)
10.6(a)†	First Amendment to the Chautauqua Jet Service Agreement, by and between US Airways, Inc. and Chautauqua Airlines, Inc., dated as of September 6, 2000.(i)
10.6(b)†	Second Amendment to the Chautauqua Jet Service Agreement, by and between US Airways, Inc. and Chautauqua Airlines, Inc., dated as of September 20, 2000.(i)
10.6(c)†	Third Amendment to the Chautauqua Jet Service Agreement, by and between US Airways, Inc. and Chautauqua Airlines, Inc., dated as of July 11, 2001.(i)
10.6(d)†	Fourth Amendment to the Chautauqua Jet Service Agreement, by and between US Airways, Inc. and Chautauqua Airlines, Inc., dated as of December 18, 2002.(i)
10.7	Agreement between Chautauqua Airlines, Inc. and Teamsters Airline Division Local 747 representing the Pilots of Chautauqua Airlines, dated as of October 17, 2003.(i)
10.8

Agreement between Chautauqua Airlines, Inc. and the Flight Attendants of Chautauqua Airlines, Inc. as represented by the Airline Division, International Brotherhood of Teamsters, AFL-CIO, dated as of March 9, 1999.(i)

10.9

Agreement between Chautauqua Airlines, Inc. and the Flight Dispatchers in the employ of Chautauqua Airlines, Inc. as represented by Transport Workers Union of America, AFL-CIO, dated as of February 19, 2001.(i)

10.10

Agreement between Chautauqua Airlines, Inc. and the Passenger and Fleet Service Employees in the service of Chautauqua Airlines, Inc. as represented by the International Brotherhood of Teamsters, dated as of December 15, 1999.(i)

10.11	Agreement among Republic Airways Holdings Inc., Chautauqua Airlines, Inc. and Solitair Corp., dated as of February 12, 2002.(i)
10.12†	EMB-145LR Amended and Restated Purchase Agreement Number GCT-025/98, by and between Embraer-Empresa Brasileira de Aeronáutica S.A. and Republic Airways Holdings Inc., dated as of April 19, 2002.(i)
10.12(a)†

Partial Assignment and Assumption of Purchase Agreement GCT-025/98, by and between Republic Airways Holdings Inc. and Solitair Corp., and consented to by Embraer-Empresa Brasileira de Aeronáutica S.A., dated as of April 18, 2002.(i)

10.12(b)†	Amendment Number 1 to Amended and Restated Purchase Agreement GCT-025/98 between Republic Airways Holdings Inc and Embraer-Empresa Brasileira de Aeronáutica S.A., dated as of June 7, 2002.(i)
10.12(c)†

Amendment Number 2 to Amended and Restated Purchase Agreement GCT-025/98, by and between Embraer-Empresa Brasileira de Aeronáutica S.A. and Republic Airways Holdings Inc., dated as of July 25, 2002.(i)

10.12(d)†

Amendment Number 3 to Amended and Restated Purchase Agreement GCT-025/98, by and between Embraer-Empresa Brasileira de Aeronáutica S.A. and Republic Airways Holdings Inc., dated as of December 18, 2002.(i)

Exhibit No.	Description

10.12(e)†	Amendment Number 4 to Amended and Restated Purchase Agreement GCT-025/98, by and between Embraer-Empresa Brasileira de Aeronáutica S.A. and Republic Airways Holdings Inc., dated as of May 30, 2003.(i)
10.12(f)†

Amendment Number 5 to Amended and Restated Purchase Agreement GCT-025/98, by and between Embraer-Empresa Brasileira de Aeronáutica S.A. and Republic Airways Holdings Inc., dated as of September 30, 2003.(i)

10.12(g)†

Amendment Number 6 to Amended and Restated Purchase Agreement GCT-025/98, by and between Embraer-Empresa Brasileira de Aeronáutica S.A. and Republic Airways Holdings Inc., dated as of October 31, 2003.(i)

10.12(h)†

Amendment Number 7 to Amended and Restated Purchase Agreement GCT-025/98, by and between Embraer-Empresa Brasileira de Aeronáutica S.A. and Republic Airways Holdings Inc., dated as of December 31, 2003.(i)

10.12(i)†

Amendment Number 8 to Amended and Restated Purchase Agreement GCT-025/98, by and between Embraer-Empresa Brasileira de Aeronáutica S.A. and Republic Airways Holdings Inc., dated as of February 16, 2004.(i)

10.12(j)†**	Amendment Number 9 to Amended and Restated Purchase Agreement GCT-025/98, by and between Republic Airways Holdings Inc. and Embraer-Empresa Brasileira de Aeronáutica S.A., dated as of May 24, 2004.
10.12(l)†

Amendment Number 10 to Amended and Restated Purchase Agreement GCT-025/98, by and between Republic Airways Holdings Inc. and Embraer-Empresa Brasileira de Aeronáutica S.A., dated as of January 17, 2005.(vii)

10.13†	Amended and Restated Letter Agreement GCT-026/98, by and between Embraer-Empresa Brasileira de Aeronáutica S.A. and Republic Airways Holdings Inc., dated as of April 19, 2002.(i)
10.13(a)†	Amendment Number 1 to Amended and Restated Letter Agreement GCT-026/98 between Republic Airways Holdings Inc and Embraer-Empresa Brasileira de Aeronáutica S.A., dated as of June 7, 2002.(i)
10.13(b)†	Amendment Number 2 to Amended and Restated Letter Agreement GCT-026/98 between Republic Airways Holdings Inc. and Embraer-Empresa Brasileira de Aeronáutica S.A., dated as of July 25, 2002.(i)
10.13(c)†	Amendment Number 3 to Amended and Restated Letter Agreement GCT-026/98 between Republic Airways Holdings Inc. and Embraer-Empresa Brasileira de Aeronáutica S.A., dated as of August 29, 2002.(i)
10.13(d)†	Amendment Number 4 to Amended and Restated Letter Agreement GCT-026/98 between Republic Airways Holdings Inc. and Embraer-Empresa Brasileira de Aeronáutica S.A., dated as of December 10, 2002.(i)
10.13(e)†	Amendment Number 5 to Amended and Restated Letter Agreement GCT-026/98 between Republic Airways Holdings Inc. and Embraer-Empresa Brasileira de Aeronáutica S.A., dated as of April 30, 2003.(i)
10.13(f)†	Amendment Number 6 to Amended and Restated Letter Agreement GCT-026/98 between Republic Airways Holdings Inc. and Embraer-Empresa Brasileira de Aeronáutica S.A., dated as of May 30, 2003.(i)
10.13(g)†	Amendment Number 7 to Amended and Restated Letter Agreement GCT-026/98 between Republic Airways Holdings Inc. and Embraer-Empresa Brasileira de Aeronáutica S.A., dated as of December 31, 2003.(i)
10.13(h)†	Amendment Number 8 to Amended and Restated Letter Agreement GCT-026/98 between Republic Airways Holdings Inc. and Embraer-Empresa Brasileira de Aeronáutica S.A., dated as of March 22, 2004.(i)
10.14

Amended and Restated Registration Rights Agreement, dated as of June 7, 2002, by and among Republic Airways Holdings Inc., Imprimis Investors, LLC, Wexford Spectrum Fund I, L.P., Wexford Offshore Spectrum Fund, Wexford Partners Investment Co. LLC, WexAir LLC, and Delta Air Lines, Inc.(i)

10.15	Loan and Security Agreement, by and between Fleet Capital Corporation and Chautauqua Airlines, Inc., dated as of December 9, 1998.(i)
10.16	Consolidated Amendment No. 1 to Loan and Security Agreement, by and between Fleet Capital Corporation and Chautauqua Airlines, Inc., dated as of March 27, 2002.(i)
10.16(a)†	Amendment No. 3 to Loan and Security Agreement, by and between Fleet Capital Corporation and Chautauqua Airlines, Inc., dated as of October 30, 2003.(i)
10.16(b)	Amendment No. 4 to Loan and Security Agreement, by and between Fleet Capital Corporation and Chautauqua Airlines, Inc., dated as of January 9, 2004.(i)
10.17	Amendment No. 1 to the Term Note, dated as of March 27, 2002, by and between Fleet Capital Corporation and Chautauqua Airlines, Inc.(i)
10.18	Lease Agreement by and between the Indianapolis Airport Authority and Chautauqua Airlines, Inc. dba US Airways Express, dated as of June 17, 1994.(i)
10.18(a)	First Amendment to Office Lease Agreement, by and between the Indianapolis Airport Authority and Chautauqua Airlines, Inc., dated as of July 17, 1998.(i)
10.18(b)	Second Amendment to Office Lease Agreement, by and between the Indianapolis Airport Authority and Chautauqua Airlines, Inc., dated as of October 2, 1998.(i)
10.18(c)	Third Amendment to Office Lease Agreement, by and between the Indianapolis Airport Authority and Chautauqua Airlines, Inc., dated as of November 6, 1998.(i)
10.18(d)	Fourth Amendment to Office Lease Agreement, by and between the Indianapolis Airport Authority and Chautauqua Airlines, Inc., dated as of September 3, 1999.(i)
10.19	Letter Agreement by and between the Indianapolis Airport Authority and Chautauqua Airlines, Inc., dated as of July 17, 2000, amending Lease Agreement for office space.(i)
10.20†

Loan Agreement between Chautauqua Airlines, Inc. and Agência Especial de Financiamento Industrial (FINAME), dated as of December 27, 2001. There are fourteen additional Loan Agreements which are substantially identical in all material respects except as indicated on the exhibit.(i)

10.21

Aircraft Security Agreement between Chautauqua Airlines, Inc. as Borrower and JPMorgan Chase Bank as Security Trustee, dated as of December 27, 2001. There are fourteen additional Aircraft Security Agreements which are substantially identical in all material respects except as indicated on the exhibit.(i)

Exhibit No.	Description

10.22

Security Agreement Supplement No. 1 between Chautauqua Airlines, Inc. as Borrower and JPMorgan Chase Bank as Security Trustee, dated as of January 17, 2002. There are fourteen additional Security Agreement Supplements No. 1 which are substantially identical in all material respects except as indicated on the exhibit.(i)

10.23†

Securities Account Control Agreement among Chautauqua Airlines, Inc. as Debtor, Agência Especial de Financiamento Industrial (FINAME) as Lender, and JPMorgan Chase Bank as Securities Intermediary and Security Deposit Trustee, dated as of December 27, 2001. There are fourteen additional Securities Account Control Agreements which are substantially identical in all material respects except as indicated on the exhibit.(i)

10.24†

Security Deposit Agreement, among Chautauqua Airlines, Inc. as Debtor, Agência Especial de Financiamento Industrial (FINAME) as Lender, and JPMorgan Chase Bank as Securities Intermediary and Security Deposit Trustee, dated as of December 27, 2001. There are fourteen additional Security Deposit Agreements which are substantially identical in all material respects except as indicated on the exhibit.(i)

10.25†

Funding Agreement between Chautauqua Airlines, Inc. and Agência Especial de Financiamento Industrial (FINAME), dated as of December 27, 2001. There are eleven additional Funding Agreements which are substantially identical in all material respects except as indicated on the exhibit.(i)

10.25(a)†	First Amendment to the Funding Agreement, dated as of June 11, 2002, by and between Chautauqua Airlines, Inc. and Agência Especial de Financiamento Industrial.(i)
10.26	Agreement, dated as of June 7, 2002, by and between Republic Airways Holdings Inc. and Delta Air Lines, Inc.(i)
10.27	Amendment No. 1 to Agreement between Republic Airways Holdings Inc. and Delta Air Lines, Inc., dated October 1, 2003.(i)
10.28	Warrant to purchase shares of common stock of Republic Airways Holdings Inc. issued to Delta Air Lines, Inc., dated as of June 7, 2002.(i)
10.28(a)	Warrant to purchase shares of common stock of Republic Airways Holdings Inc. issued to Delta Air Lines, Inc., dated as of February 7, 2003.(i)
10.28(b)	Warrant to purchase shares of common stock of Republic Airways Holdings Inc. issued to Delta Air Lines, Inc., dated as of October 1, 2003.(i)
10.28(c)	Warrant to purchase shares of common stock of Republic Airways Holdings Inc. issued to Delta Air Lines, Inc., dated as of March 10, 2004.(i)
10.28(d)	Warrant Surrender Agreement, by and between Republic Airways Holdings Inc. and Delta Air Lines, Inc., dated as of December 22, 2004.(iv)
10.28(e)	Form of Warrant to Purchase Shares of Common Stock of Republic Airways Holdings Inc. issued to Delta Air Lines, Inc., dated as of December 22, 2004.(iv)
10.29	Form of warrant to purchase shares of common stock of Republic Airways Holdings Inc. issued to Delta Air Lines, Inc.(i)
10.30	Form of warrant to purchase shares of common stock of Republic Airways Holdings Inc. issued to Delta Air Lines, Inc.(i)
10.31†	Delta Connection Agreement, dated as of June 7, 2002, by and among Delta Air Lines, Inc., Chautauqua Airlines, Inc., and Republic Airways Holdings Inc.(i)
10.31(a)†	Amendment No. 1 to Delta Connection Agreement, dated as of February 7, 2003, by and among Delta Air Lines, Inc., Chautauqua Airlines, Inc., and Republic Airways Holdings Inc.(i)
10.31(b)†	Amendment Number Two to Delta Connection Agreement, dated September 30, 2003, by and among Delta Air Lines, Inc., Chautauqua Airlines, Inc. and Republic Airways Holdings Inc.(i)
10.31(c)†	Amendment Number Three to Delta Connection Agreement, dated March, 2004, by and among Delta Air Lines, Inc., Chautauqua Airlines, Inc. and Republic Airways Holdings Inc.(i)
10.31(d)†	Amendment No. 4 to Delta Connection Agreement by and among Delta Air Lines, Inc., Chautauqua Airlines, Inc. and Republic Airways Holdings Inc., dated as of August 12, 2004.(iii)
10.31(e)†	Amendment Number Five to Delta Connection Agreement, as amended, among Delta Air Lines, Inc., Chautauqua Airlines, Inc. and Republic Airways Holdings Inc., dated as of December 22, 2004.(iv)
10.32

Amended Promissory Note of Republic Airways Holdings Inc. (FKA Wexford Air Holdings Inc.) (FKA Wexford III Corp.), dated as of May 14, 2003, in favor of WexAir LLC in the principal amount of $20,391,996.04.(i)

10.33	Second Amended and Restated Employment Agreement by and between Bryan K. Bedford and Republic Airways Holdings Inc., dated as of July 1, 2003.(i)
10.33(a)	Amendment No. 1 to Second Amended and Restated Employment Agreement, by and between Bryan K. Bedford and Republic Airways Holdings Inc., dated as of December 27, 2004.(v)
10.34	Second Amended and Restated Employment Agreement by and between Robert Cooper and Republic Airways Holdings Inc., dated as of August 1, 2003.(i)
10.34(a)	Amendment No. 1 to Second Amended and Restated Employment Agreement, by and between Robert Hal Cooper and Republic Airways Holdings Inc., dated as of December 27, 2004.(v)
10.35	Second Amended and Restated Employment Agreement by and between Wayne Heller and Chautauqua Airlines, Inc., dated as of August 1, 2003.(i)
10.35(a)	Amendment No. 1 to Second Amended and Restated Employment Agreement, by and between Wayne C. Heller and Chautauqua Airlines, Inc., dated as of December 27, 2004.(v)
10.36	Port Columbus International Airport Signatory Airline Operating Agreement and Lease, dated as of January 1, 2000.(i)

Exhibit No.	Description

10.37	Office/Shop Space Permit by and between Signature Combs and Chautauqua Airlines, Inc., dated as of January 16, 2001.(i)
10.38	Hangar and Office Lease by and between AMR Combs, Inc. and Chautauqua Airlines, Inc., dated as of December 22, 1998.(i)
10.39†	Purchase Agreement DCT-014/2004, by and between Empresa Brasileira de Aeronáutica S.A. and Republic Airline Inc., dated as of March 19, 2004.(i)
10.39(a)†	Amendment No. 1 to Purchase Agreement DCT-014/2004, by and between Embraer — Empresa Brasileira de Aeronáutica S.A. and Republic Airline Inc., dated as of April 28, 2004.(ii)
10.39(b)†	Amendment No. 2 to Purchase Agreement DCT-014/2004 between Embraer-Empresa Brasileira de Aeronáutica S.A. and Republic Airline Inc., dated as of dated July 8, 2004.(iii)
10.39(c)†	Amendment No. 3 to Purchase Agreement DCT-014/2004 between Embraer-Empresa Brasileira de Aeronáutica S.A. and Republic Airline Inc., dated as of July 30, 2004.(iii)
10.39(d)†	Amendment No. 4 to Purchase Agreement DCT-014/2004 between Embraer-Empresa Brasileira de Aeronáutica S.A. and Republic Airline Inc., dated as of August 11, 2004.(iii)
10.39(e)†	Amendment No. 5 to Purchase Agreement DCT-014/2004 between Embraer-Empresa Brasileira de Aeronáutica S.A. and Republic Airline Inc., dated as of September 29, 2004.(iii)
10.39(f)†**	Amendment No. 6 to Purchase Agreement DCT-014/2004 between Embraer-Empresa Brasileira de Aeronáutica S.A. and Republic Airline Inc., dated as of November 9, 2004.
10.39(g)†**	Amendment No. 7 to Purchase Agreement DCT-014/2004 between Embraer-Empresa Brasileira de Aeronáutica S.A. and Republic Airline Inc., dated as of December 23, 2004.
10.40†	Letter Agreement DCT-015/2004, by and between Republic Airline Inc. and Embraer-Empresa Brasileira de Aeronáutica S.A., dated as of March 19, 2004.(i)
10.40(a)†**	Amendment No. 1 to Letter Agreement DCT-015/2004, by and between Republic Airline Inc. and Embraer-Empresa Brasileira de Aeronáutica S.A., dated as of July 8, 2004.
10.40(b)†**	Amendment No. 2 to Letter Agreement DCT-015/2004, by and between Republic Airline Inc. and Embraer-Empresa Brasileira de Aeronáutica S.A., dated as of December 23, 2004.
10.41†	United Express Agreement, by and between United Air Lines, Inc. and Republic Airline Inc., dated as of February 9, 2004.(i)
10.41(a)†	Amendment No. 1 to United Express Agreement, by and between United Air Lines, Inc. and Republic Airline Inc., dated as of February 13, 2004.(i)
10.41(b)†	Amendment No. 2 to United Express Agreement, by and between United Air Lines, Inc. and Republic Airline, Inc., dated as of July 6, 2004.(ii)
10.42†	United Express Agreement, by and between United Air Lines, Inc. and Chautauqua Airlines, Inc., dated as of February 13, 2004.(i)
10.42(a)	Amendment No. 1 to United Express Agreement, by and between United Air Lines, Inc. and Chautauqua Airlines, Inc., dated as of July 6, 2004.(ii)
10.43†	Letter Agreement, by and between United Air Lines, Inc. and Republic Airways Holdings Inc., dated as of February 13, 2004.(i)
10.43(a)†	Letter Agreement, by and between United Air Lines, Inc. and Republic Airways Holdings Inc., dated as of July 7, 2004.(ii)
10.44**	Lease Agreement, by and between Chautauqua Airlines, Inc. and the Indianapolis Airport Authority, dated as of December 17, 2004.
10.45†	Delta Connection Agreement, dated as of January 13, 2005, by and among Delta Air Lines, Inc., Republic Airline Inc. and Republic Airways Holdings Inc.(vi)
21.1	Subsidiaries of Republic Airways Holdings Inc.(i)
23.1	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
24.1**	Power of Attorney (on signature page).

**   Previously filed in connection with Registration Statement on Form S-1 (Registration No. 333-122033).

†      Portions of the indicated document have been afforded confidential treatment and have been filed separately with the Commission as required by Rule 406.

(i)    Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-84092, which was declared effective on May 26, 2004.

(ii)   Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

(iii)  Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30,

2004.

(iv) Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on December 29, 2004.

(v) Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on December 30, 2004.

(vi) Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 20, 2005.

(vii) Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 21, 2005.